UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

NGFC EQUITIES INC.
(Exact name of registrant as specified in its charter)

Florida	333-192590	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

45 Almeria Avenue Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

(305) 865-8193
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

NGFC Equities Inc. (“NGFC Equities” “NGFC” the “Company” “we” “our”), formally “Natural Gas Fueling and Conversion Inc.” at its Board of Directors’ meeting held on Feb 16th 2015, approved to define the Company’s business through three divisions and diversify the operations of the Company to a health care division and a consulting division.  As part of this diversification the Company made an agreement on February 24, 2015 with ECI-LATAM Inc., a Florida Corporation, to acquire 55% of its 15,000,000 outstanding shares in exchange for 3,000,000 shares of the Company at .15 cents per share. The Company is filing this 8-K to clarify the nature of the aforementioned current events.

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 24, 2015 the Company entered into a Purchase Agreement to buy 55% of 15,000,000 or 8,250,000 outstanding shares of ECI-LATAM Inc. a Florida Corporation (ECLI), that is engaged in Medical Equipment installation and maintenance business for 3,000,000 shares of the Company at .15 cents per share on the date of the agreement. We also signed a Management and Bonus Agreement with Goran Antic (“Antic”) the Chief Executive Officer and President of ECLI to continue to serve ECLI.

Copies of both the Purchase Agreement which is a Share Exchange Agreement and the Management and Bonus Agreement (collectively referred to as the “Agreements”) are attached as exhibits 10-3 and 10-4 respectively to this current report on Form 8K.

Consideration for these Agreements consisted of the Company issuing 3,000,000 shares of the Company at .15 cents per share on the date of this agreement.

ECLI maintains its place of business at 7135 Collins Ave No. 1234, Miami Beach, FL 33141. The Company maintains its business at 45 Almeria Avenue, Coral Gables, FL 33134. The Company has three full time employees and ECLI has one full time employee and one part time employee.

Item 2.01(f) Form 10 Information

Item 1. Business

NGFC Equities Inc. (“we”, “us”, “our”, “NGFC”, “NGFC Equities” or the “Company”) was incorporated in the State of Florida on October 2, 2013. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed to (i) construct and/or purchase and manage a chain of combined gasoline, diesel and natural gas (NG) fueling and service stations (initially, in the Miami, FL area); (ii) construct conversion factories to convert NG to liquefied natural gas (LNG) and compressed natural gas (CNG); and (iii) construct conversion factories to retrofit vehicles currently using gasoline or diesel fuel to also run on NG in the United States. We also plan to build a convenience store to serve our customers in each of our locations. We define each of such combined stations an “Operational Unit.” Our initial primary focus will be distributing gasoline and diesel fuel to customers once we build or purchase a fueling station, as we believe there are not enough NG driven vehicles in the market at this time to substantiate building only a NG station. We also plan to have LNG and CNG available for NG driven vehicles as we think NG vehicles will be as common as gasoline-driven vehicles in the future. Therefore, we may acquire existing gasoline and diesel fueling stations and expand them to include NG fueling capabilities.

At a Board of Directors meeting held on February 16, 2015, the Company chose to diversify its operations by adding two additional divisions to its original business strategy to set up three divisions as follows:

1.

Energy and Retail Division

2.

Healthcare Division

3.

Consulting Division

As part of this change in our strategy, the Company acquired 55% of ECI-LATAM INC. (“ECLI”) that was incorporated in the State of Florida on March 25, 2014 and is engaged in installation and performing maintenance and repairs of large medical equipment that deal in sterilization and disinfection. ECLI also sells spare parts, consumables and service contracts for medical establishments. As of now 100% of ECLI sales and services are performed outside the USA. Also 100% of the maintenance and repairs for the period of these financial statements have been done only for the medical equipment belonging to Getinge Group, a public company based in Sweden who manufacture and distribute their own large medical equipment.

We began our business in October of 2013, planning on constructing, owning and operating combined gasoline, diesel and natural gas (NG) vehicle fueling and service stations in the United States, along with garages to retrofit gasoline and diesel driven vehicles to run on NG along with a convenience store to serve our customers in each of our location that we defined as an “Operating Unit.”

However, through many meetings we had with various business owners both in the energy and retail sectors (where our original focus was) and also in other business sectors since we began our operations, we identified owners of various businesses with good upside potential who showed an interest in joining us under the transparency of our public company platform with us providing administrative tasks with those business owners continuing to operate their business and thus we have chosen to diversify our business objectives to operate profitable businesses in industries other than the energy and retail industry, mostly through subsidiaries that will be managed by experienced operators with our company providing administrative assistance as the majority or 100% owner while continuing to focus on our original concept of setting up “Operating Units” in the energy sector as we get the funding to do so.

As we have indicated in the Schedule 14C Information that we filed with the Security and Exchange Commission on January 26, 2015, we received our stockholder approval to change the name of our Company from “Natural Gas Fueling and Conversion Inc.” to “NGFC Equities Inc.” or a substantially similar name to better reflect our strategy of diversification.

Description of Business, Principal Products, Services

Currently, we have divided our business to three major segments as follows:

1.

Energy and Retail Division

2.

Healthcare Division

3.

Consulting Division

As a result of our discussions, due to our expertise in being able to provide consulting and administrative help, we came to the conclusion that we may be able to acquire majority ownership of some businesses for a small amount of cash, but more in the form of stock of our company and for a note payable, although there is no assurance we could do that.

Energy and Retail Division

Energy and Retail Division will consist of our Operating Units that will consist of combined gasoline, diesel and natural gas pumps, along with a garage that we will use for general auto repair plus conversion of vehicles to run on natural gas and a convenience store. In securing Operating Units, we plan to implement two different approaches:

(1)	Buy land and build the Operating Units using our own design and architecture; and/or

(2)

Acquire currently operating combined gasoline and diesel stations with convenience stores and garages, and then subsequently add NG fueling bays and the equipment for the planned vehicle conversion business as needed.

We are currently conducting due diligence on several existing fueling stations in the Miami, Florida area which the Company believes are suitable acquisition targets. However, it remains the Company’s preference to purchase land and build an Operational Unit based on our own designs. If we are successful in raising the proceeds in this offering, we plan to acquire smaller gasoline and diesel fuel station with a convenience store and operate it while we raise additional money to build our Operating Units that we estimate to cost about $5,800,000. Currently we have no commitments to raise the additional funds needed to build an operational unit. Our ability to raise additional funds to build our operational units may depend on us operating our smaller gasoline and diesel fuel station successfully and/or due to our exposure to potential investors by being in the business, for which there is no guarantee.

When operating our Operating Units, our initial primary focus will be distributing gasoline and diesel fuel to customers once we build or purchase a fueling station, as we believe that, there are not enough NG driven vehicles in the market at this time to substantiate building only a NG station. We also plan to have liquefied natural gas (LNG) and compressed natural gas (CNG) available for NG driven vehicles as we think NG vehicles will be as common as gasoline-driven vehicles in the future. Therefore, we may acquire existing gasoline and diesel fueling stations and expand them to include NG fueling capabilities. In certain stations we plan to build (or acquire and expand), we may have gasoline and LNG only, in some stations we may have gasoline and CNG only and in other stations we may have the means to distribute gasoline, diesel, LNG and CNG. Such determination will be made based on different factors such as the demand for LNG and/or CNG in each location and easy access to LNG and CNG supplies. We believe that the NG business is poised to go through significant changes in the near future and we plan to operate an extensive research department dedicated to our company adopting relevant changes as the market evolves.

We also plan to construct, own and operate factories to convert NG from its gaseous state to LNG (through a process of cooling NG) to be distributed to our own fueling stations and also to fueling stations owned by other independent owners and companies. CNG is produced by applying compression to NG and we may have the ability to compress NG to CNG in some fueling stations itself to distribute CNG to vehicles currently fueled by CNG. As we expand our business, we plan to have our own standalone NG to CNG conversion factories and distribute CNG to individual stations to be sold to retail customers.

As we began our business in October 2013, once we have secured the funds needed, we planned to operate a vehicle conversion business through a joint venture relationship with Shenzhen HJ Technology Company Ltd. (“HJT”), which, as far as we are aware, still operating a series of factories converting vehicles to operate on LNG and CNG in the Peoples’ Republic of China (“PRC” or “China”), using its patented Gas Intelligent Electric Control System (GIECS) technology. We have not yet conducted a due diligence review of the GIECS technology. The Company was to undertake such a review upon entering into a formal joint venture agreement with HJT, subsequent to this offering. At the time we have entered into a preliminary agreement with HJT, pursuant to which the parties have agreed to enter into a formal joint venture relationship in the future with the terms of such formal agreement being negotiated by the parties and thus the costs associated with such relationship being unknown at that time. However, in the last 15 months we have come across a few other global organizations that convert vehicles to run on natural gas and we are currently talking to a few such organizations and our future relationship with HJT will depend on our discussions with alternative organizations and the terms under which they may be able to provide us the same technology.

Healthcare Division

We decided to set up a healthcare division since we came across a few private companies in that industry showing an interest in doing what we have done in setting the stage to get listed on a stock market and thus agreeing to join us as a subsidiary so that they can benefit from being part of us and from our expertise in administrative tasks and fund raising capabilities as a public company to run a successful business. Our exposure to healthcare division, with the purchase of any business in that division would be through the expertise of those who run those businesses at the time we purchase them. Our goal in that instance would be to take care of the administrative and accounting tasks and allow the current management of those companies to operate them as they currently operate.

The Company began the Health Care Division with the acquisition of 55% of ECI-LATAM INC. (“ECLI”), a company incorporated in the State of Florida on March 25, 2014 and is engaged in installation and performing maintenance and repairs of large medical equipment that deal in sterilization and disinfection. ECLI also sells spare parts, consumables and service contracts for medical establishments. As of now 100% of ECLI sales and services are performed outside the USA. Also 100% of the maintenance and repairs for the period of these financial statements have been done only for the medical equipment belonging to Getinge Group, a public company based in Sweden who manufacture and distribute their own large medical equipment.

Our consulting division is currently providing consulting and administrative support to ECLI, which brings us to our consulting division.

Consulting Division

Since our strategy mostly involves finding a management team with expertise in the industry that we are seeking to operate, buying an existing business with an experienced management team in place, we believe, is the most practical strategy. However, due to our size we can afford to buy only small businesses and often these small businesses do not keep proper accounting to put themselves through an audit under the SEC guidelines set forth by Public Accounting Oversight Board (PCAOB). We discovered that often it would cost too much money for a small business to hire an outside service to prepare their records acceptable enough to be audited by a PCAOB certified CPA firm under the guidelines set forth by PCAOB, precluding us from acquiring such a company due to not being able to audit them. Since we began searching for management teams to join us we found it more practical to acquire a company along with the management team to join as a wholly owned or majority owned subsidiary. That strategy requires us to get them audited under PCAOB guidelines since a company is required to go through such an audit before a public company such as ours can acquire them. Hence for the last few months, our management team, especially the CEO Andrew Weeraratne (who has extensive experience as a CPA, CFO and as a consultant), have been spending long hours going through and making adjusting entries to bring financial statements to be in accordance with accounting standards and writing accounting and procedures for a few companies that we have considered potential acquisitions targets. And these actions have led us to set up our own consulting division, whereby we will invoice the businesses who would request us to help them get their records ready for PCAOB audits with us collecting such fees in cash or in the event we agree to acquire them by reducing the purchase price by the amount of unpaid consulting service fees.

Our Consulting Division will focus on identifying and organizing currently operating businesses to set up their accounting system to run them efficiently with the help of accurate and timely financial and management reports. We also plan to implement internal control procedures that will safeguard their assets and accounting procedures that will make their operation efficient and transparent that in turn will help them in the event they choose to get listed on the public market through joining us or on their own in the future. We also plan to write operating and internal control procedure manuals and disclosure check list manuals that will help small business owners to prepare for expansion as they find the needed capital to expand. We believe that these services will provide us cash flow and also introduce us to businesses we believe we may be able to acquire in exchange for cash and stock of our company. We believe our current management team has necessary experience to guide small businesses to overcome their problems and build successful businesses. We have been providing such consulting services to two companies for the last three months.

Since we began in October 2013 till June 2014 when the form S-1 we filed with the Security and Exchange Commission (SEC) to raise funds got effective, our operations have been limited to our organizational activities, early stage implementation of our business plan and focusing on filing the S-1 and related documents with the Security and Exchange Commission. Since June 2014 to-date we have been filing various applications and documents with various States of the USA and Post Effective Amendments with the Security and Exchange Commission as described elsewhere. Also we have spent considerable time installing internal control and administrative procedures for our company, installing and learning software to edgarize, XBRL and filing the quarterly and annual financial statements with the SEC. In addition we have spent considerable time seeking out businesses we can either buy 100% or the majority ownership to begin our operations. While seeking such businesses, about three months ago, we began our consulting division informally and we currently have two such businesses for whom we provide regular consulting services that takes an average of 20 hours per week. We have an agreement to charge for these services and hope to collect them in cash or in the event we negotiate with these businesses to acquire them, after we prepare them for an audit and at the completion of such an audit, allocating the charges for our consulting work, as part of the purchase price of that business, in mutual agreement with the client. As of September 30, 2014, we have not received any cash for such consulting work but we hope to begin collecting for such services in the near future.

Plan For Distribution Methods of the Products and Services

With regard to our Energy and Retail Division, we plan to implement two different approaches:

(1)	Buy land and build the Operating Units using our own design and architecture; and/or

(2)

Acquire currently operating combined gasoline and diesel stations with convenience stores and garages, and then subsequently add NG fueling bays and the equipment for the planned vehicle conversion business as needed.

We are currently conducting due diligence on several existing fueling stations in Miami, Florida area which the Company believes are suitable acquisition targets. However, it remains the Company’s preference to purchase land and build an Operational Unit based on our own designs. If we are successful in raising the proceeds in this offering, we plan to acquire smaller gasoline and diesel fuel station with a convenience store and operate it while we raise additional money to build our Operating Units that we estimate to cost about $5,800,000 per an Operational Unit. Currently we have no commitments to raise the additional funds needed to build an operational unit. Our ability to raise additional funds to build our operational units may depend on us operating our smaller gasoline and diesel fuel station successfully and/or due to our exposure to potential investors by being in the business, for which there is no guarantee.

Our initial primary focus will be distributing gasoline and diesel fuel to customers once we build or purchase a fueling station, as we believe, there are not enough NG driven vehicles in the market at this time to substantiate building only a NG station. We also plan to have liquefied natural gas (LNG) and compressed natural gas (CNG) available for NG driven vehicles as we think NG vehicles will be as common as gasoline-driven vehicles in the future. Therefore, we may acquire existing gasoline and diesel fueling stations and expand them to include NG fueling capabilities. In certain stations we plan to build (or acquire and expand), we may have gasoline and LNG only, in some stations we may have gasoline and CNG only and in other stations we may have the means to distribute gasoline, diesel, LNG and CNG. Such determination will be made based on factors such as the demand for LNG and/or CNG in each location and easy access to LNG and CNG supplies. We believe that the NG business is poised to go through significant changes in the near future and we plan to operate an aggressive research department dedicated to our company adopting relevant changes as the market evolves.

We also plan to construct, own and operate factories to convert NG from its gaseous state to LNG (through a process of cooling NG) to be distributed to our own fueling stations and also to fueling stations owned by other independent owners and companies. CNG is produced by applying compression to NG and we may have the ability to compress NG to CNG in some fueling stations itself to distribute CNG to vehicles currently fueled by CNG. As we expand our business, we plan to have our own standalone NG to CNG conversion factories and distribute CNG to individual stations to be sold to retail customers.

Additionally, we plan to operate a vehicle conversion business through a joint venture relationship with Shenzhen HJ Technology Company Ltd. (“HJT”), who, according to the management of HJT, currently operating a series of factories converting vehicles to operate on LNG and CNG in the Peoples’ Republic of China (“PRC” or “China”), using its patented Gas Intelligent Electric Control System (GIECS) technology. We have not yet conducted a due diligence review of the GIECS technology. The Company will undertake such a review upon entering into a formal joint venture agreement with HJT, once we have secured adequate funding to begin vehicle conversion division.

We have entered into a preliminary agreement with HJT, pursuant to which the parties have agreed to enter into a formal joint venture relationship in the future. The terms of such formal agreement are being negotiated by the parties and thus the costs associated with that relationship is unknown at this point. In the event that the Company and HJT do not enter into a formal joint venture agreement, the Company will seek different technology elsewhere for its planned vehicle conversion operations. Inasmuch as HJT does not currently have certification to sell and use its LNG conversion kits in the United States, which certification is granted by the Environmental Protection Agency, the Company may obtain conversion kits from companies already certified by the Environmental Protection Agency until such time as due diligence on HJT is completed, a joint venture agreement is entered into between the Company and HJT, and certification of HJT’s conversion kits is granted.

Competitive Business Conditions and the Smaller Reporting Company’s Competitive Position in the Industry and Methods of Competition

All three divisions of our Company face severe competition from both large and medium-sized companies.

With regard to our Energy and Retail Division, the market for vehicular fuels is highly competitive. The biggest competition for CNG, LNG and other alternative fuels is gasoline and diesel fuel, the production, distribution and sale of which are dominated by large integrated oil companies. The vast majority of vehicles in the United States are powered by gasoline or diesel fuel. There is no assurance that we can compete effectively against other fuels, or that significant, more resourceful competitors will not enter the NG fuel market.

Within the United States, we believe the largest enterprises engaged in CNG sales are: (i) Trillium USA/Pinnacle CNG, a privately held provider of CNG fuel infrastructure and fueling services, which focuses primarily on transit fleets in California, Arizona and New York, and (ii) Hanover Compressor Company, a large publicly-traded international provider of NG compressors and related equipment, which focuses its CNG vehicle fuel business primarily on transit fleets in California, Maryland, Massachusetts and Washington D.C. These companies are significant competitors in the market for transit fleets.

Within the U.S. LNG market, one of the largest competitors is Earth Biofuels, Inc., a public company that distributes LNG in the western United States. Another major competitor, Clean Energy Fuels Corporation, is one of the biggest natural gas fuel station owners and operators in the United States. They own, operate or supply over 300 CNG and LNG fueling stations. In addition, potential entrants to the market for natural gas vehicle fuels include the large integrated oil companies, other retail gasoline marketers and natural gas utility companies. The integrated oil companies produce and sell crude oil and natural gas, and they refine crude oil into gasoline and diesel. They and other retail gasoline marketers own and franchise retail stations that sell gasoline and diesel fuel. In international markets integrated oil companies and other established fueling companies sell CNG at a number of their vehicle fueling stations that sell gasoline and diesel. Natural gas utility companies own and operate the local pipeline infrastructure that supplies natural gas to retail, commercial and industrial customers.

In addition, potential entrants to the market for NG vehicle fuels include the large integrated oil companies, other retail gasoline marketers and natural gas utility companies. The integrated oil companies produce and sell crude oil and NG, and they refine crude oil into gasoline and diesel fuels. They and other retail gasoline marketers own and franchise retail stations that sell gasoline and diesel fuel. In international markets, integrated oil companies and other established fueling companies sell CNG at a number of their vehicle fueling stations that sell gasoline and diesel. NG utility companies own and operate the local pipeline infrastructure that supplies NG to retail, commercial and industrial customers.

Our vehicle conversion department will face, significant competition, including from incumbent technologies, and in particular increased competition with respect to spark-ignited NG engine original equipment manufacturers in China and aftermarket kit providers in Europe. As the market for NG engine products continues to grow this competition may increase. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete. Other companies, many of which have substantially greater customer bases, businesses and financial and other resources than us, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of our products and technologies. In addition, the terms of some of our joint venture agreement with HJT allow for the potential for the introduction of competing products in certain markets by our joint venture partner.

Each of our target markets in vehicle conversion is currently serviced by existing manufacturers with existing customers and suppliers using proven and widely accepted technologies. Many existing manufacturers have or had NG engine programs and could develop new engines without our help or components, using more conventional technologies or technologies from competitive companies. Currently, Westport Innovations Inc. (“Westport”) is the leading manufacturer of low-emission engine and fuel system technologies utilizing gaseous fuels. Its technology and products enable light, medium, heavy-duty and high horsepower petroleum-based fuel engines to use primarily NG and alternative fuels. Westport’s technology and products enable light (less than 5.9 litre), medium (5.9 to 8.9 litre), heavy-duty (11 to 16 litre) and high-horsepower (greater than 16 litre) petroleum-based fuel engines to use primarily NG, giving users a cleaner and generally less expensive alternative fuel based on a more abundant natural resource. Through their partnerships and direct sales efforts, they sell a large number of NG and propane engines and fuel systems to customers in various nations. Westport also has strategic relationships with the world’s top four engine producers or has strategic relationships with the world’s top truck producers, as well as the world’s top automotive manufacturers. Westport may get into converting the used vehicles to run on NG using their superior technology and capital and may make the small start-up companies such as us competing to convert used vehicles to run on NG no longer profitable to operate.

It is possible that any of these current competitors, in any of our divisions of operation, and other competitors who may enter the market in the future, may create product and service offerings that will make it impossible for us to capture any market segment. Many of these companies have far greater financial and other resources and name recognition than us. Entry or expansion by these companies into the market segment we target for NG vehicle fuels and vehicle conversion may reduce our profit margins, limit our customer base and restrict our expansion opportunities.

Our Healthcare Division that began with ECLI faces competition from larger medical equipment companies that have their own installation and maintenance divisions. Also there are other smaller companies similar to ECLI managed by specialists in maintaining medical equipment that already have established relationships with end users of those equipment. Also ECLI specialized in the medical equipment of three major brand-name companies and thus it would be difficult for ECLI to get projects from end users who use equipment belonging to other manufacturers of medical equipment.

Our Consulting Division faces competition from well capitalized major consulting firms and also from smaller CPA firms and other smaller consulting firms. At this time is too early for us to assure the success of our consulting division although we believe we have a niche market with small businesses who wish to raise funds through public markets.

Dependence on One or a Few Customers

100% of the revenue of ECLI from inception to the period ended September 30, 2014, came from a single customer.

Effect of Existing or Probable Governmental Regulations on the Business

Federal Clean Air Act – The Federal Clean Air Act provides a comprehensive framework for air quality regulation in the United States. Many of the federal, state and local air pollution control programs regulating vehicles and stationary sources have their basis in Title I or Title II of the Federal Clean Air Act.

Title I of the Federal Clean Air Act charges the EPA with establishing uniform “National Ambient Air Quality Standards” for criteria air pollutants anticipated to endanger public health and welfare. States in turn have the primary responsibility under the Federal Clean Air Act for meeting these standards. If any area within a particular state fails to meet these standards for a criteria air pollutant, the state must develop an implementation plan and local agencies must develop air quality management plans for achieving these standards. Many state programs regulating stationary source emissions, vehicle pollution or mobile sources of pollution are developed as part of a state implementation plan. For mobile sources, two criteria pollutants in particular are of concern: ozone and particulate matter. As components of state implementation plans, individual states have also adopted diesel fuel standards intended to reduce nitric oxide and nitrogen dioxide (collectively, “NOx”) and particulate matter emissions. Texas and California, for example, have both adopted low-NOx diesel programs. Additionally, many state implementation plans and some quality management plans include vehicle fleet requirements specifying the use of low emission or alternative fuels in government vehicles.

Title II of the Federal Clean Air Act authorizes the EPA to establish emission standards for vehicles and engines. Diesel fueled heavy duty trucks and buses have recently accounted for substantial portions of NOx and particulate matter emissions from mobile sources, and diesel emissions have received significant attention from environmental groups and state agencies. Further, the 2007 Highway Rule seeks to limit emissions from diesel fueled trucks and buses on two fronts: new tailpipe standards requiring significantly reduced NOx and particulate matter emissions for new heavy duty diesel engines, and new standards requiring refiners to produce low sulfur diesel fuels that will enable more extensive use of advanced pollution control technologies on diesel engines.

The 2007 Highway Rule’s tailpipe standards apply to new diesel engines. Specifically, new particulate matter standards took effect in the model year 2007 and new NOx standards were phased in between 2007 and 2010. The rule’s fuel standards call for a shift by US refiners and importers from low sulfur diesel, with a sulfur content of 500 parts per million (ppm), to ultra-low sulfur diesel, with a sulfur content of 15 ppm. The rule, which effects a transition to ultra-low sulfur diesel, required refiners to begin producing ultra-low sulfur diesel fuels on June 1, 2006.

Although the majority of state air pollution control regulations are components of state implementation plans developed pursuant to Title I of the Federal Clean Air Act, states are not precluded from developing their own air pollution control programs under state law. For example, the California Air Resources Board and the South Coast Air Quality Management District have promulgated a series of airborne toxic control measures under California law, several of which are directed toward reducing emissions from diesel fueled engines.

Although the federal government has not adopted any laws that comprehensively regulate greenhouse gas emissions, the EPA is developing regulations that would regulate these pollutants under the Clean Air Act.

Costs and Effects of Compliance with Environmental Laws

We are unable to estimate the costs and effects of compliance with environmental laws.

Number of Total Employees and Number of Full-Time Employees

At this time the Company has three full time employees and ECLI has one full time employee.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this amendment to our Current Report on Form 8-K, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.  This election allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are a reporting company and file all reports required under sections 13 and 15d of the Exchange Act.

Item 1A. Risk Factors

Because we are a Smaller Reporting Company, we are not required to provide the information required by this item.

Item 2. Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this annual report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this Annual Report.  Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We are a newly formed, development stage company. The Company was formed to (i) construct and/or purchase and manage a chain of combined gasoline, diesel and natural gas (NG) fueling and service stations (initially, in the Miami, FL area); (ii) construct conversion factories to convert NG to liquefied natural gas (LNG) and compressed natural gas (CNG); and (iii) construct conversion factories to retrofit vehicles currently using gasoline or diesel fuel to also run on NG in the United States. We also plan to build a convenience store to serve our customers in each of our locations. We define each of such combined stations an “Operational Unit.” Our initial primary focus will be distributing gasoline and diesel fuel to customers once we build or purchase a fueling station, as we believe there are not enough NG driven vehicles in the market at this time to substantiate building only a NG station. We also plan to have LNG and CNG available for NG driven vehicles as we think NG vehicles will be as common as gasoline-driven vehicles in the future. Therefore, we may acquire existing gasoline and diesel fueling stations and expand them to include NG fueling capabilities.

At a Board of Directors meeting on 16th of February 2015, as agreed by the Board of Directors, the Company diversified its operations to add two additional divisions to its original business strategy to set up three divisions as follows:

1.

Energy and Retail Division

2.

Healthcare Division

3.

Consulting Division

As part of this change in our strategy, the Company acquired 55% of ECI-LATAM INC. (“ECLI”) that was incorporated in the State of Florida on March 25, 2014 and is engaged in installation and performing maintenance and repairs of large medical equipment that deal in sterilization and disinfection. ECLI also sells spare parts, consumables and service contracts for medical establishments. As of now 100% of ECLI sales and services are performed outside the USA. Also 100% of the maintenance and repairs for the period of these financial statements have been done only for the medical equipment belonging to Getinge Group, a public company based in Sweden who manufacture and distribute their own large medical equipment.

Results of Operations from inception date October 2, 2013 through Year ending September 30, 2014 and the quarter ending December 31, 2014

The Company was organized October 2, 2013 and ECLI was organized March 25, 2014, therefore the results of operations are not compared to a prior period.

Revenue

Total Revenue of NGFC from the inception date October 2, 2013 to year ending September 30, 2014 and for the quarter ending December 31, 2014 respectively were $ 0 and $0.

Total Revenue of ECLI from the inception date March 25, 2014 to September 30, 2014 and for the quarter ending December 31, 2014 respectively were $146,011 and $87,165.

Operating Expenses

Total Operating Expenses of NGFC from the inception date October 2, 2013 to year ending September 30, 2014 and for the quarter ending December 31, 2014 respectively were $84,952 and $28,000.

Total Operating Expenses of ECLI from the inception date March 25, 2014 to September 30, 2014 and for the quarter ending December 31, 2014 respectively were $57,621 and $24,625.

Financial Condition

Total Assets of NGFC consisting of cash as of September 30, 2014 and as of December 31, 2014 respectively were $110,380 and $82,262.

Total Assets of ECLI consisting of cash as of September 30, 2014 and as of December 31, 2014 respectively were $60,716 and $ 47,373.

Total Liabilities of NGFC as of September 30, 2014 and as of December 31, 2014 respectively were $3,000 and $3,600.

Total Liabilities of ECLI as of September 30, 2014 and as of December 31, 2014 respectively were $37,782 and $23,773.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

NGFC sustained net losses of $88,930 from the inception date October 2, 2013 to year ending September 30, 2014 and net losses of $28,718 for the quarter ending December 31, 2014.

ECLI made net earnings of $21,434 from the inception date March 28, 2014 to September 30, 2014 and net earnings of $666 for the quarter ending December 31, 2014.

As of September 30, 2014 the Company’s current assets were $110,380. Our current liabilities were $3,000. Stockholders’ equity was $107,380 as of September 30, 2014. The weighted average number of shares outstanding was 19,018,733 for the year ended September 30, 2014 for the period from inception (October 2, 2013) to September 30, 2014. Current assets of ECLI as of September 30, 2014 were $60,716 and current liabilities were $37,782. Stockholders’ equity of ECLI was $22,934 as of September 30, 2014. The weighted average number of shares outstanding was 15,000,000 for the year ended September 30, 2014 for the period from inception (March 25, 2014) to September 30, 2014.

We will require approximately $5.8 million of available capital for each proposed Operational Unit comprised of a combined gasoline, diesel and NG fueling service station along with a convenience store and a vehicle conversion station. Therefore at this juncture, we plan to acquire a currently operating small fuel station and operate it until we find capital to build our completed operational units. Currently we have no commitments to raise such additional funds. We plan to get funding to acquire such smaller fuel station from this offering. If such capital does not become available from the proceeds of our current offering or other sources, we will be able to continue operations as a development stage company for approximately the next 18 months from available cash on hand while seeking additional sources of capital. There can be no assurance that such additional capital will be available.

Cash Flows from Operating Activities

NGFC Equities Inc. has not generated positive cash flows from operating activities. For the year ended September 30, 2014, net cash flows used in operating activities was $81,951. ECLI generated $29,216 in operating cash flow for the year ended September 30, 2014.

Cash Flows from Investing Activities

NGFC Equities began an investment account with Interactive Brokers LLC in June 2014. Net cash used in investment activities for the fiscal year ending September 30, 2014 was $31,540.

Cash Flows from Financing Activities

NGFC Equities financed operations from the issuance of equity instruments. For the year ended September 30, 2014, net cash flows from financing activities was $196,310 received from issuance of common stock under a private stock offering in October and November 2013. ECLI financed its activities by issuing $1,500 worth of its common stock and borrowing $30,000 from its sole stockholder.

Subsequent Events

The registration statement on Form S-1 the Company filed with Security and Exchange Commission to sell 10,000,000 of Class A Common Stock for $3.00 per share was first declared effective as of June 12, 2014. Pursuant that we filed a Post Effective Amendment to bring our price per share down to .15 cents per share or sell 10,000,000 at .15 cents per share and complete all the sales by January 31, 2015 and close the offering.  The Post-Effective Amendment was declared effective as of October 6, 2014. However, the process of applying to get various State approvals under “Blue Sky laws” took longer than expected and thus we had to file another Post Effective Amendment to request additional time to extend closing of our offering from January 31, 2015 to June 30, 2015 and we got that Post Effective Amendment effective as of February 3, 2015. As a Florida Corporation we had to get issuer dealer approval to raise funds on this offering and we got that approval on February 10, 2015.

From February to the date of this report we have sold 391,000 of our registered Class A Common Stock shares at .15 cents per share and have deposited $58,650 as proceeds of such sales.

Off-balance Sheet Arrangements

As of the date of this Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 3. Properties

We have partial office services provided to us at 45 Almeria Avenue, Coral Gables, FL 33134 (Telephone Number 305-430-6103) for rental value of $200.00 per month for the use of conference facility and answering our phone by a receptionist. The current employees mostly do their work from their offices based in their residences with the help of the internet and other modern technology.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table presents information concerning the beneficial ownership of the shares of our Common Stock as of the date of this report, by: (i) each of our named executive officers and current directors, (ii) all of our current executive officers and directors as a group and (iii) each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock. Unless otherwise specified, the address of each beneficial owner listed in the table is c/o NGFC Equities Inc., 45 Almeria Avenue, Coral Gables, Florida 33134.

Name	Number of Shares of Class A Common Stock Beneficially Owned (1)	Percent of Class A Common Stock Owned (2)

Officers and Directors

I. Andrew Weeraratne (3) Chief Executive Officer, Chief Financial Officer, Director	4,000,000	31.75%

James C. New Chairman of the Board of Directors	750,000	5.95%

Eugene Nichols President, Director	1,000,000	7.94%

Bo Engberg Director	550,000	4.37%

All Directors and Officers as a Group (4 persons)	6,300,000	50.01%

5% Holders

Gerry Ambrose	750,000	5.95%

All Directors, Officers and 5% Holders as a Group (5 persons)	7,050,000	55.96%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from September 30, 2014, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised;

(2)	Based on 12,600,000 shares of common stock outstanding as of September 30, 2014. These percentages have been rounded for convenience;

(3)	Mr. Weeraratne also owns 7,000,000 shares of Class B common stock, which has 10:1 voting rights and is convertible into shares of Common Stock on a 1:1 basis at the option of the holder.

The following table presents information concerning the beneficial ownership of the shares of Common Stock of ECLI as of the date of this report, by: (i) each of named executive officers and current directors of ECLI, (ii) all current executive officers and directors as a group and (iii) each person we know to be the beneficial owner of 5% or more of their outstanding shares of common stock. Unless otherwise specified, the address of each beneficial owner listed in the table is c/o ECI-LATAM INC., 7135 Collins Ave No. 1234, Miami Beach, Florida 33141.

Name	Number of Shares of Class A Common Stock Beneficially Owned (1)	Percent of Class A Common Stock Owned

Officers and Directors

Goran Antic Chief Executive Officer, Chief Financial Officer, Director	15,000,000	100%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from September 30, 2014, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised.

Item 5. Directors and Executive Officers

Identification of Directors and Executive Officers.

The following individuals serve as our executive officers and members of our board of directors:

Name	Age	Positions

James C. New	69	Chairman of the Board of Directors

I. Andrew Weeraratne	64	Chief Executive Officer, Chief Financial Officer, Director

Eugene Nichols	68	President, Secretary, Treasurer, Director

Bo G. Engberg	67	Director

Background of Directors, Executive Officers, and Control Persons

James C. New, age 69, Chairman of the Board of Directors

Mr. New has served as Chairman of the Board of Directors since inception. Mr. New has over 20 years of experience in the healthcare industry, and currently serves as the Chairman of the Board of Directors of Aurora Diagnostics, LLC (“Aurora”), a company that he co-founded in July 2006 and which has grown to approximately $269 million in revenue in 2011. He also served as Aurora’s Chief Executive Officer and President from 2006 until his retirement in September 2011. Prior to joining Aurora, Mr. New was a private investor from 2003 to 2006. He served as the President, Chief Executive Officer and Chairman of AmeriPath, an anatomic pathology laboratory company, from January 1996 through 2003. Prior to joining AmeriPath, Mr. New served as the President, Chief Executive Officer, and a director of RehabClinics, an outpatient rehabilitation company Mr. New had his bachelor’s degree in Allegheny College in 1967 and got an MBA from Gannon University in 1971.

I. Andrew Weeraratne, age 64, Chief Executive Officer, Chief Financial Officer, Director

Mr. Weeraratne has served as our Chief Executive Officer and member of our board of directors since inception and took over also the position of Chief Financial Officer as of August 6, 2014, due to the resignation of Mr. Robert Sanford. Prior to joining the Company, Mr. Weeraratne served as the President on a part-time basis of four private investment companies, including Passerelle Corp. (since February 2000), Andwe One Limited Partnership (since September 2006), PAR Holding Partnership (since June 2011) and Scanflo Partnership (since April 2013). Mr. Weeraratne continues to devote efforts part-time to these entities. Mr. Weeraratne also served as Chief Financial Officer of China Direct, Inc. (Nasdaq: CDII) from February 2009 to May 2009. From August 2004 to December 2008, Mr. Weeraratne acted as a financial consultant working in a variety of industries including work with the Embassy of the United States of America in Iraq as a financial advisor to form an Iraqi Accounting Association to introduce International Accounting Standards to Iraq as part of a plan to privatize state-owned enterprises after the Iraq war. From December 1998 to February 2000, Mr. Weeraratne was the Chief Financial Officer of National Lampoon, Inc. (formerly known as J2 Communications), a provider of branded comedic content. Mr. Weeraratne has been a Florida licensed Certified Public Accountant since 1981, and has also served as a financial consultant to various global entities. He is also an author, and wrote a book entitled Uncommon Commonsense Steps to Super Wealth, where he illustrates how some people beginning with very little ended up in the list of richest people on earth by focusing only one out of four ways to make their wealth. Currently, Mr. Weeraratne is working also as the President of a related organization, High Tech Fueling, Service and Distribution Inc. which is planning on setting up NG fueling stations and factories to convert NG to LNG and CNG in China. Mr. Weeraratne devotes approximately 90% of his time to our business and affairs.

Eugene Nichols, age 68, President, Secretary, Treasurer, Director

Mr. Nichols has served as our Vice President, Secretary, Treasurer and a director since inception and was a founder of the company. Mr. Nichols has over 30 years of sales, management and marketing experience with a Fortune 100 company. Since 1999, along with his wife Evelyn Nichols, he has owned and operated Informa Training Partners, a healthcare related sales training company located in Walpole, Massachusetts. He began his professional career as a sales representative at Beecham Massengill in Bristol, Tennessee, where he was employed from 1972 to 1976. From May 1976 until October 2002, he was employed with Abbott Diagnostic holding various positions including sales executive, sales trainer, district manager and director advertising and communication. Currently, Mr. Nichols is working as Vice President Marketing and Sales, for a related organization, High Tech Fueling, Service and Distribution Inc. which is planning on setting up NG fueling stations and factories to convert NG to LNG and CNG in China. Mr. Nichols devotes approximately 90% of his time to our business and affairs. Mr. Nichols graduated with a bachelor’s degree in Business Administration from Auburn University in 1972.

Bo G. Engberg, age 67, Director

Mr. Engberg joined as a director of our company on October 12, 2013. He began his career in sales, in 1972, with Electrolux A.B. (NASDAX OMX, Stockholm), the leading manufacturer of household appliances in Sweden and then joined their international division in 1974. At that time Getinge A.B., which currently is the leading manufacturer of infection control equipment, was a division of Electrolux. In 1979, Mr. Engberg was recruited by Getinge group to focus on infection control equipment as a sales director. He continued as the Director of Sales of Getinge (currently the biggest medical and pharmaceutical company in Sweden, a public company listed on NASDAX OMX, Stockholm) for the next 41 years relocating to a few places in the world. Mr. Engberg retired in April of 2013. He is fluent in English, Spanish, Portuguese, French, German, Italian and Swedish. Mr. Engberg obtained a bachelor’s degree in Electrical Engineering from Zimmermanska Technical Institute in Vasteras, Sweden in 1970.

Directors, Executive Officers of ECI-LATAM Inc.

Goran Antic, age---, Chief Executive Officer, President and Chairman of the Board

Mr. Antic began his career with Getinge Sterilization factory (division of Getinge Group), a public company based in Sweden which is one of the largest medical supply companies in the world in 1990 as an assembler and then moved to the testing department of Getinge Group in 1995. He worked in that division till 1999 and then was promoted to be an international service engineer of Getinge Sweden which is another subsidiary of Getinge Group. In 2005, Mr. Antic was transferred to Getinge International branch in Miami, Florida as a service manager for Latin America and Caribbean islands. Mr. Antic began ECI-LATAM Inc. in April of 2014 with an agreement with Getinge International to serve the same client base through his own company, ECI-LATAM Inc. Mr. Antic had his education as an electronic engineer at Kattegat Institution in Halmstad, Sweden.

I. Andrew Weeraratne, age 64, Chief Financial Officer, Director

Mr. Weeraratne has served as Chief Financial Officer and member of the board of directors of ECLI since inception. Mr. Weeraratne is also the Chief Executive Officer of NGFC Equities as stated above.

Item 6. Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the period September 30, 2014, for services rendered in all capacities to our Company.  The listed individuals shall hereinafter be referred to as the “Named Executive Officers.”  Currently, we have no employment agreements with any of our Directors or Officers.  All of our directors are unpaid.  Compensation for the future will be determined when and if additional funding is obtained.

Summary Compensation Table – Officers of NGFC

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other Compen-sation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
I Andrew Weeraratne, CEO, CFO	2014	22,800	-0-	-0-	-0-	-0-	-0-	-0-	22,800

(1)

There is no employment contract with Mr. Andrew Weeraratne at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future. The amount of value for the services of Mr. Weeraratne was determined by agreement for shares in which he received as a founders for (1) control, (2) willingness to serve on the Board of Directors and (3) participation in the foundational days of the corporation. The amount received by Mr. Weeraratne is not reflective of the true value of the contributed efforts by Mr. Weeraratne and was arbitrarily determined by the company.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
	Fees earned or paid in cash	Stock Awards	Option Award(s)	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other Compen-sation	Total
Name and principal position	($)	($)	($)	($)	($)	($)	($)
James C. New, Chairman of the Board of Directors	-0-	-0-	-0-	-0-	-0-	-0-	-0-
I Andrew Weeraratne, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Eugene Nichols, President, Secretary, Treasurer, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Bo G. Engberg, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-

The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer, and the executive officers who served at the end of the period September 30, 2014, for services rendered in all capacities to ECI-Latam Inc.  The listed individuals shall hereinafter be referred to as the “Named Executive Officers.”  Currently, we have no employment agreements with any of the Directors or Officers of ECLI.  All ECLI directors are unpaid.  Compensation for the future will be determined when and if additional funding is obtained.

Summary Compensation Table – Officers of ECLI

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other Compen-sation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Goran Antic, CEO	2014	52,600	-0-	-0-	-0-	-0-	-0-	-0-	52,600

(1)

There was no employment contract with Mr. Goran Antic as of September 30, 2014.  A management and bonus agreement was signed with Goran Antic as of February 24, 2015 that we have filed herewith. However, that management agreement does not spell out the amount of compensation currently or for future.  A salary and stock options and/or warrants program may be developed in the future. The amount of value for the services of Mr. Antic was determined by agreement for shares in which he received as a founders for (1) control, (2) willingness to serve on the Board of Directors and (3) participation in the foundational days of the corporation. The amount received by Mr. Antic is not reflective of the true value of the contributed efforts by Mr. Antic and was arbitrarily determined by ECLI.

Compensation Committee Interlocks and Insider Participation

At present, the Boards of Directors of NGFC or ECLI have not established any committees.

Item 7. Certain Relationship and Related Transactions, and Director Independence

Certain Relationship and Related Transactions

Mr. I. Andrew Weeraratne is a founder and an organizer of the company and as such need to disclose any relevant transactions that Mr. Weeraratne will have with the company. Mr. Weeraratne has received no compensation as a founder except the opportunity to buy 7,000,000 Class B common stock at par value of .0001 cents for a total value of $700.00 and 4,000,000 of Class A common stock at par value of .0001 cents for a total value of $400.00 as founding shares that Mr. Weeraratne purchased on October 2, 2013.

Mr. I. Andrew Weeraratne, our Chief Executive Officer and Chief Financial Officer is also the President, Chief Financial Officer and a director of High Tech Fueling and Distribution Inc. (HFSD) which was set up to operate a similar operation to our Company in the Republic of China.

Mr. James New, our Chairman of the Board of Directors, is also the Chairman of the Board of Directors of HFSD. Mr. James New is a founder and organizer of the Company, and thus needs to disclose any relevant transactions that he will have with the Company. Mr. New has not received compensation as the Company's Chairman. Mr. New did purchase 250,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Eugene Nichols, is a founder and organizer of the Company and our President, Secretary and Treasurer and Director, is also a director of HFSD. Mr. Nichols, as a founder and organizer of the Company and thus needs to disclose any relevant transactions that he will have with the Company. Mr. Nichols has not received compensation as the Company's President, Secretary and Treasurer or as a director. Mr. Nichols did purchase 500,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Rob Sanford, our former Chief Financial Officer, who resigned as of August 6, 2014, did not receive any compensation for his services as the Company's Chief Financial Officer. Mr. Sanford did purchase 50,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Bo Engberg is a director of our Company and Mr. Engberg has not received compensation for his services as a director of the Company. Mr. Engberg did purchase 50,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Gerry Ambrose is a founder and organizer of the Company and thus needs to disclose any relevant transactions that he will have with the Company. Mr. Ambrose has not received compensation as a founder. Mr. Ambrose did purchase 250,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Goran Antic is a founder and an organizer of ECLI and as such needs to disclose any relevant transactions that he will have with ECLI. Mr. Antic has received no compensation as a founder except the opportunity to buy 15,000,000 Class A common stock of ECLI at par value of .0001 cents for a total value of $1,500.00 as founding shares that Mr. Antic purchased on April 1, 2014.

Director Independence

Mr. Engberg is considered independent within NYSE MKT’s director independence standards pursuant to the NYSE MKT Company Guide.

Item 8. Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information

Our Common Stock is not listed or trading on any stock exchange.

(b) Holders

As of December 31, 2014, there are twenty (20) holders of an aggregate of 19,600,000 shares of our Common Stock issued and outstanding.  As of December 31, 2014 ECLI has one (1) shareholder holding 15,000,000 of ECLI Common Stock outstanding.

(c) Dividends

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business

Item 10. Recent Sale of Unregistered Securities

The following are all issuances of securities by the registrant since its formation in October 2013, which were not registered under the Securities Act. In each of these issuances the recipient represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

As shown on the table below, on October 2, 2013, the Company issued the following shares of Class A common stock as founders’ shares to the following officers and directors I. Andrew Weeraratne, Eugene Nichols and James New for total proceeds of $475.00 and issued 50,000 Class A common stock at par value of .0001 to Robert Sanford our ex-Chief Financial Officer and Bo Engberg, one of our directors, each for a total proceeds of $5.00 each, as an incentive to work for us.

Name	Title	# of Shares	Consideration ($)

I. Andrew Weeraratne	Chief Executive Officer, Director	4,000,000	$400.00

Eugene Nichols	President, Director	500,000	$50.00

James New	Chairman of the Board	250,000	$25.00

Robert Sanford	Former Chief Financial Officer	50,000	$5.00

Bo Engberg	Director	50,000	$5.00

On October 2, 2013, the Company issued 7,000,000 shares of Class B common stock as founders’ shares to the Company’s Chief Executive Officer and Director, I. Andrew Weeraratne, for total proceeds of $700.00.

On October 2, 2013, the Company issued 250,000 Class A common stock at par value of .0001 as founder’s shares to Mr. Gerry Ambrose for total proceeds of $25.00.

On October 2, 2013, the Company issued the following Class A common stock at par value of .0001 to the following individuals and entities for providing us consulting services:

ITMM Consulting LLC	200,000 shares for $20.00
Passerelle Corp.	200,000 shares for $20.00
Mengying Qin	50,000 shares for $5.00
Antonio Gallini	50,000 shares for $5.00

On October 10, 2013, the Company issued 500,000 shares of Class A common stock to JSBarkats, PLLC, for an aggregate value of $50.00 for providing us past and future legal work with regard to this offering.

On October 22, 2013, we circulated a private offering memorandum for sale to persons who qualify as accredited investors and to a limited number of sophisticated investors, on a “best-efforts” basis, up to a maximum of 7,500,000 shares of the Company’s Class A common stock (the “Shares”) at a purchase price of $0.03 per share (the “Purchase Price”). The minimum individual investment was $15,000, with the stipulation, in our sole discretion, to accept subscriptions for lesser amounts and also with the stipulation that the, funds received from all subscribers to be released to us upon acceptance of the subscriptions by us. This offering was made pursuant to Rule 506 of

Regulation D promulgated under the Securities Act of 1933, as amended, seeking exemption from the registration requirements of federal securities laws.

Between October 22, 2013 and October 31, 2013, we issued 5,000,000 shares of our Class A Common Stock valued at $0.03 per share to 10 investors. This offering was made pursuant to Rule 506 of Regulation D. We filed a notice of an exempt offering of securities on Form D with the SEC on November 6, 2013, with reference to this offering. A form of the offering documentation is attached as an exhibit to this prospectus.

From November 1 to November 25, we issued 1,500,000 shares of our Class A Common Stock at $0.03 per share to 3 investors. This offering was made as part of the Rule 506 of Regulation D offering.

Item 11. Description of Registrant’s Securities to be Registered

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 300,000,000 shares of capital stock, of which 230,000,000 are shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) 60,000,000 are shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) 10,000,000 shares of blank-check preferred stock, $0.0001 par value per share (the “Preferred Stock”).

ECLI has 100,000,000 Common Stock authorized and 15,000,000 Common Stock outstanding. ECLI has no other class of shares or debt.

Common Stock

Each share of Common Stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive or conversion right and there are no redemption or sinking fund provisions or rights. Holders of our Common Stock are not entitled to cumulative voting for election of the Company’s board of directors. The holders of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Each share of Class B common stock shall entitle the holder to ten (10) votes for each one vote per share of the Common Stock, and with respect to that vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Company’s bylaws, and shall be entitled to vote, together as a single class with the holders of Common Stock with respect to any question or matter upon which the holders of Common Stock have the right to vote. Class B common stock shall also entitle a holder to vote as a separate class as set forth in the Company’s bylaws.

The holders of our Class B common stock are entitled to dividends out of funds legally available when and as declared by our board of directors at the same rate per share as the Common Stock. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Each share of Class B common stock is convertible into one (1) share of Common Stock, subject to adjustment, at any time at the option of the holder.

As of December 31, 2014, 12,600,000 shares of Class A Common Stock and 7,000,000 shares of Class B Common Stock were issued and outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to other existing classes of capital stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 12. Indemnification of Directors and Officers

Indemnification of Directors and Officers.

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 13. Financial Statements and Supplementary Data

Pro-forma financial statements are included herewith.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

Exhibit Number	Description

3.1

Amended and Restated Articles of Incorporation

3.2

By-laws, as amended and restated

10-3

ECLI Share Exchange Agreement

10-4

ECLI Management and Bonus Agreement

.

Audited Financial Statements of ECI-Latam Inc.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

ECI-Latam Inc.

Miami Beach, Florida, USA

We have audited the accompanying balance sheet of ECI-Latam Inc. (“ECLI”) as of September 30, 2014, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from March 25, 2014 (inception) through September 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECI-Latam Inc. as of September 30, 2014, and the results of its operations and its cash flows for the period from March 25, 2014 (inception) through September 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 22, 2015

ECI-LATAM INC.
Balance Sheet

September 30,
2014
ASSETS
Current Assets
Cash in Bank	$60,716

Total Current Assets	60,716

TOTAL ASSETS	$60,716

LIABILITIES AND EQUITY
Liabilities

Current Liabilities
Other Current Liabilities
Accrued expenses	$4,000
Income tax payable	3,782
Loan Payable Officer	30,000
Total Other Current Liabilities	37,782

Total Current Liabilities	37,782

Total Liabilities	37,782

Equity
Common Stock $.0001 par value 100,000,000 shares authorized
15,000,000 shares issued and outstanding at the end of the year	1,500
Retained earnings	21,434
Total Equity	22,934

TOTAL LIABILITIES AND EQUITY	$60,716

The accompanying notes are an integral part of these financial statements.

ECI-LATAM INC.
Income Statement
March 25,
2014
(inception to)
September 30,
2014

Ordinary Income/Expense
Income
Sales	$146,011
Total Income	146,011

Cost of Goods Sold
Freight Charges	458
Purchases - Parts and Materials	60,531
Sub Contract	1,500
Wire Transfer fees	685
Total Cost of Goods Sold	63,174

Gross Profit	82,837

Expense
Accounting Fees	4,000
Officer Compensation	52,600
Travel	1,021
Total Expense	57,621

Net Income before Income Taxes	25,216
Income Taxes	3,782

Net Income	$21,434

BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.00

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	15,000,000

The accompanying notes are an integral part of these financial statements.

ECI-LATAM INC.
Statement of Equity

				Total
	Common Stock		Accumulated	Stockholders'
	Shares	Amount	Earning	Equity (Deficit)

Balance at inception	$-	$-	$-	$-

Common stock issued for cash to founder	15,000,000	1,500	-	1,500

Net Income	-	-	21,434	21,434

Balance, September 30, 2014	$15,000,000	$1,500	$21,434	$22,934

The accompanying notes are an integral part of these financial statements.

ECI-LATAM INC.
Statement of Cash Flows

March 25,
2014
(inception to)
September 30,
2014

OPERATING ACTIVITIES
Net income	$21,434
Adjustments to reconcile net loss to cash used in operating activities:

Changes in operating assets and liabilities:
Income Tax Payable	3,782
Accrued Expenses	4,000
Net Cash Used in Operating Activities	29,216

FINANCING ACTIVITIES
Loan Payable Officer	30,000
Proceeds from the issuance of Common Stock	1,500
Net Cash Provided by Financing Activities	31,500

NET INCREASE (DECREASE) IN CASH	60,716
CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$60,716

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

ECI-LATAM INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2014

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of business

ECI-LATAM INC. (the Company) was incorporated in the State of Florida on March 25, 2014 and is engaged in installation and performing maintenance and repairs of large medical equipment that deal in sterilization and disinfection. The company also sells spare parts, consumables and service contracts for medical establishments. As of now 100% of our sales and services are performed outside the USA. Also 100% of the maintenance and repairs for the period of these financial statements have been done only for the medical equipment belonging to Getinge Group, a public company based in Sweden who manufacture and distribute their own large medical equipment.

NOTE 2 – MAJOR SOURCE OF REVENUE

100% of the Company’s revenue from inception to the period ended September 30, 2014, came from a single customer.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements include all accounts of the Company and in the opinion of management, reflect all adjustments, which include all normal recurring adjustments, necessary to state fairly the Company’s financial position, results of operations and cash flows for the period from March 25, 2014 to September 30, 2014. This financial statement period is not an indicative of the results to be expected in future periods.

Revenue Recognition

Revenues are derived primarily from the sale of products and the service fees on maintenance. The Company generally recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is reasonably assured, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses recorded during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company had no cash equivalents at September 30, 2014.

Our cash balance of $60,716 as of September 30, 2014 consists of $59,816 in a regular operating account and $900 in a savings account.

Income taxes

The company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the period of this financial statement we incurred a tax liability of $3,782.

We have an operating income of $25,216 before corporate income taxes and tax expenses of $3,782 that we have accrued as of the financial statement date.

Basic and diluted net loss per share

Basic earnings per share is computed using the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share includes the dilutive effects of common stock equivalents on an “as if converted” basis. Basic and diluted earnings per share are the same due to the absence of common stock equivalents.

Recently issued accounting pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

NOTE 4 – RELATED PARTY TRANSACTIONS

On March 28, 2014, the Company issued its founder and the Chief Executive Officer Goran Antic 15,000,000 shares at $.0001 per share for a total value of $1,500.

On September 30, 2014 the Company paid its Chief Executive Officer $30,000 bonus that he loaned back to the company at 5% interest per annum. The Company will pay the interest payments on a quarterly basis.

This is an unsecured note with no maturity date. Interest payments on this will be paid quarterly and the principal will be paid back when the funds in excess of working capital needs are available to pay off this debt.

NOTE 5 – SHAREHOLDERS’ EQUITY

We have authorized shares of Hundred Million (100,000,000) Common Stock par value at $.0001 per share of which 15,000,000 shares are issued and outstanding as of the date of the financial statements.

NOTE 6 – SUBSEQUENT EVENTS

None.

Acquisition of ECLI and use of proformas

NGFC Equities Inc is acquiring 8,250,000 of outstanding shares of ECLI (that constitutes 55% of ECLI outstanding shares) in exchange for 3,000,000 restricted shares of NGFC. Following unaudited proforma consolidated statements of operations for September 30, 2014 and December 31, 2014 show the results of operation had the consolidation was in effect on the dates of those statements. The unaudited proforma consolidated balance sheet as of December 31, 2014 shows the financial position had the consolidation was in effect on the date of the balance sheet.

PROFORMA FINANCIAL INFORMATION

NGFC EQUITIES INC.
UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
AS AT DECEMBER 31, 2014
ASSETS
	NGFC Equities		ECI-LATAM	Adj		Proforma	Proforma
	Inc.		Inc.	#		Adjustments	Consolidated
CURRENT ASSETS
Cash	$48,075		$41,373		$		$89,448
Marketable securities	29,442						29,442
Pre paid expenses			6,000				6,000
Total Current Assets	77,517		47,373			-	124,890

FIXED ASSET
Software, net	4,745		-				4,745

OTHER ASSETS
Goodwill				A		244,520	244,520
Customer List				A		150,000	150,000
Customer Relationships				A		200,000	200,000
Total Other Assets	-		-	-		594,520	594,520

TOTAL ASSETS	$82,262		$47,373	-		$594,520	$724,155

LIABILITIES AND STOCKHOLDERS' EQUITY (DEIFICIT)
CURRENT LIABILITIES
Accrued expenses	$2,100		$-		$		$2,100
Pre paid stock subscription	1,500						1,500
Income tax payable	-		148				148
Loan payable officer	-		23,625				23,625
Total Current Liabilities	3,600		23,773			-	27,373

TOTAL LIABILITIES	$3,600		$23,773			$-	$27,373

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock: $.0001 par value 10,000,000 shares authorized, no shares issued and outstanding	-
Class A Common Stock $.0001 par value, 230,000,000 shares authorized, 12,600,000 shares issued and outstanding for the year end	$1,260	$		A		$300	$1,560
Common Stock $.0001 par value, 100,000,000 shares authorized, 15,000,000 shares issued and outstanding for the year end			1,500	A		(1,500)	-
Class B Common Stock $.0001 par value, 60,000,000 shares authorized, 7,000,000 shares issued and outstanding for the year end	700		-				700
Additional Paid-in-Capital	194,350			A		449,700	644,050
Retained Earnings (Deficit)	(117,648)		22,100	A		(22,100)	(117,648)
NGFC Equities Stockholders' Equity	78,662		23,600	A		426,400	528,662
Noncontrolling interest				A		168,120	168,120
TOTAL STOCKHOLDERS' EQUITY	156,064		47,373			594,520	696,782

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$82,262		$47,373			$594,520	$724,155

NGFC EQUITIES INC.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2014

		NGFC Equities		ECI-LATAM		Proforma		Proforma
		Inc.		Inc.		Adjustments		Consolidated
REVENUES	$		$		$		$
				87,165				87,165
COST OF GOODS SOLD
Purchase-parts and Materials				58,138				58,138
Other				3,588				3,588
Total Cost of Goods Sold				61,726				61,726

Gross Profits	$			$25,439	$			$25,439

OPERATING EXPENSES
Professional Fees		10,150		2,000				12,150
Officer compensation		6,000		12,136				18,136
General and Administration		11,850		10,489				22,339
Total Operating Expenses		28,000		24,625				52,625

GAIN (LOSS) FROM OPERATIONS		$(28,000)		$814	$			$(27,186)

Other Income
Refunds		1,500						1,500
Realized gain on marketable securities		494						494
Unrealized loss on marketable securities		(2,852)						(2,852)
Dividends received		140						140
Total other income (loss)		(718)		-				(718)

TAXABLE GAIN (LOSS)		(28,718)		814				(27,904)
Income tax expenses		-		148				148
NET EARNINGS		(28,718)		666				(28,052)
Earnings attributable to noncontrolling interest						300		(300)
NET EARNINGS ATTRIBUTABLE TO NGFC EQUITIES								(28,352)

BASIC AND DILUTED GAIN (LOSS) PER SHARE		$(0.00)		$0.00	$			$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE		19,018,733		15,000,000				27,268,733

NGFC EQUITIES INC.
UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2014

		NGFC Equities		ECI-LATAM		Proforma		Proforma
		Inc.		Inc.		Adjustments		Consolidated
REVENUES	$		$		$		$
				146,011				146,011
COST OF GOODS SOLD
Purchase-parts and Materials				60,531				60,531
Other				2,643				2,643
Total Cost of Goods Sold				63,174				63,174

Gross Profits	$			$82,837	$			$82,837

OPERATING EXPENSES
Professional Fees		32,604		4,000				36,604
Officer compensation		22,800		52,600				75,400
General and Administration		29,548		1,021				30,569
Total Operating Expenses		84,952		57,621				142,573

GAIN (LOSS) FROM OPERATIONS		$(84,952)		$25,216	$			$(59,736)

Other Income
Realized gain on marketable securities		3,281						3,281
Unrealized loss on marketable securities		(7,379)						(7,379)
Dividends received		120						120
Total other income (loss)		(3,978)		-				(3,978)

TAXABLE GAIN (LOSS)		(88,930)		25,216				(63,714)
Income tax expenses		-		3,782				3,782
NET EARNINGS		(88,930)		21,434				(67,496)
Earnings attributable to noncontrolling interest						9,645		(9,645)
NET EARNINGS ATTRIBUTABLE TO NGFC EQUITIES								(77,141)

BASIC AND DILUTED GAIN (LOSS) PER SHARE		$(0.00)		$0.00	$			$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE		19,018,733		15,000,000				27,268,733

NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED FINANCIAL STATEMENTS

(Unaudited)

(A)

On February 24, 2015, the Company purchased 55% of ECLI for 3,000,000 shares of NGFC Equities priced at .15 cents per share for a total value of $450,000. The purchase price of 55% of ECLI had been broken down as follows:

Net Assets purchased	$23,600
Customer List	$150,000
Customer Relationships	$200,000
Less Non Controlling Interest	$(168,120)
Goodwill	$244,520
Total Purchase Price	$450,000

Item 5.03    Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

Effective February 23, 2015, Natural Gas Fueling and Conversion Inc. (the “Company”) changed its name to NGFC Equities Inc. as stated in DEF 14C filed on January 26, 2015. We amended the Article One of the Company’s Amended and Restated Articles of Incorporation to change our name to NGFC Equities Inc. that we filed with the State of Florida to be effective as of February 23, 2015. A copy of the Amended and Restated Articles of Incorporation is filed herewith as Exhibit 3.1. In addition, the by-laws of the Company also amended and restated to reflect the name change to NGFC Equities Inc. and also to change the annual shareholders meeting to 10 A.M. (EST) on the last Sunday of February each year instead of 10 A.M. (EST) on the 15th of January each year as it is specified in the by-laws previously. A copy of the By-laws, as amended and restated, is attached hereto as Exhibit 3.2.

Item 5.06 – Change in Shell Company Status

On February 16, 2015, the Board of Directors (the “Board”) of NGFC Equities Inc. (the “Company” “NGFC” “we” “our”) approved defining its planned core business as Energy and Retail Division and diversifying the business strategy of the Company by setting up additional two divisions to segment the Company to a total of three divisions as follows:

1.

Energy and Retail Division

2.

Healthcare Division

3.

Consulting Division

Until the Company raises enough funds to begin Energy and Retail Division the Company has launched the following strategies:

The Company negotiated and signed an agreement on February 24, 2015 to acquire a medical equipment installation and Maintenance Company, that also sells parts and accessories, through our newly created Healthcare Division as described below in detail under “Item 2.01 Completion of Acquisition or Disposition of Assets,” in exchange for 3,000,000 shares of the Company at .15 cents per share.

The Company also plans to commit majority time of its 3 full time employees of the Company to the newly created Consulting Division. Setting up this consulting division came about as we discovered the small businesses we have been negotiating to buy have poor records, inadequate internal control procedures and disclosure check lists making it impossible to get their companies to be audited by a Certified Public Accounting firm under the guidelines set forth by Public Accounting Oversight Board (PCAOB) to satisfy SEC requirements and we believe that our employees have the expertise to provide consulting services to organize records, write internal control and administrative procedures and do any needed accounting work for them to be able to get audited under the guidelines of PCAOB. We have been informally providing such consulting work to a few companies since June 2014, to get them prepared for such audits and we saw an opportunity to provide such services on a more formal basis since our management team has the proper qualifications to provide such services. The Company currently has two clients for which the Company had been providing such consulting services and the Board saw the opportunity to launch this consulting division to use the expertise of the Company to acquire additional small businesses as clients and expand that consulting division.

When we began our Company in October 2013, we classified the Company as a shell company to comply with the Securities Act Rule 405 and Exchange Act Rule 12b-2 that defines a Shell Company as a company, other than an asset-backed issuer, with no or nominal operations; and either:
• no or nominal assets;
• assets consisting of cash and cash equivalents; or
• assets consisting of any amount of cash and cash equivalents and nominal other assets.

Launching of our Healthcare Division with the acquisition of a medical equipment installation and maintenance company as described below in detail under “Item 2.01 Completion of Acquisition or Disposition of Assets,” in exchange for 3,000,000 shares of the Company at .15 cents per share on the date of the agreement, and with launching of our Consulting Division we will be conducting full time operations both in expanding our healthcare division and marketing for, identifying and providing consulting services to small businesses globally since the Company has plans to expand globally. We have purchased software for the company to provide such services and have allocated funds to acquire additional equipment and software that we estimate to be material at its current cash flow level. In addition the current management of the company will sign a lease agreement to lease their personal computers and related equipment, software and internet services (that we estimate the amounts to be significant if the Company to acquire these equipment, software and internet services with the funds of the company) to the company to facilitate such consulting services. Thus under the Securities Act Rule 405 and Exchange Act Rule 12b-2, the Company should no longer be defined a Shell Company but a diversified business with a consulting arm with ongoing operations with three of the full time employees of the Company and one full time employee of the medical equipment Company spending the majority of their time and also Company allocating material funds to buy or lease assets to such ongoing operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2015	NGFC Equities Inc.

	By:	/s/ I. Andrew Weeraratne
Name: I. Andrew Weeraratne
Title: Chief Executive Officer